Exhibit 99.1

CommScope Reports Fourth Quarter 2017 Results

•	Fourth Quarter 2017 Performance

•	Sales of $1.12 billion, consistent with guidance

•	GAAP operating income of $92 million and non-GAAP adjusted operating income (excluding special items) of $199 million

•	GAAP net income of $0.27 per diluted share

•	Non-GAAP adjusted net income (excluding special items) of $0.47 per diluted share, consistent with guidance

•	Calendar Year 2017 Performance

•	Sales of $4.56 billion, consistent with guidance

•	GAAP operating income of $478 million and non-GAAP adjusted operating income (excluding special items) of $882 million

•	GAAP net income of $0.98 per diluted share

•	Non-GAAP adjusted net income (excluding special items) of $2.14 per diluted share, consistent with guidance

HICKORY, NC, February 15, 2018—CommScope Holding Company, Inc. (NASDAQ: COMM), a global leader in infrastructure solutions for communications networks, reported sales of $1.12 billion and net income of $54 million, or $0.27 per diluted share, for the quarter ended December 31, 2017. Non-GAAP adjusted net income for the fourth quarter of 2017 was $91 million, or $0.47 per diluted share. A reconciliation of reported GAAP results to non-GAAP results is attached.

In comparison, for the quarter ended December 31, 2016, CommScope reported sales of $1.18 billion and net income of $54 million, $0.28 per diluted share. Non-GAAP adjusted net income for the fourth quarter of 2016 was $121 million, or $0.61 per diluted share.

“We are pleased to deliver fourth quarter results consistent with our expectations despite lingering volatility in customer order patterns and near-term raw material cost pressures,” said President and Chief Executive Officer Eddie Edwards. “While 2017 was challenging across the industry, we made significant progress in strengthening CommScope for the long term. During the year, we substantially completed a complex systems integration, delivered on significant product development, extended a long-term optical fiber supply partnership and achieved our capital allocation priorities of strategically reinvesting in the business while repaying debt and returning capital to shareholders.

“Looking ahead, we are expecting more normalized customer order patterns and preparing to capitalize on numerous global developments to ensure we return to growth in 2018. We believe there are significant opportunities ahead and are confident in our ability to leverage FirstNet and fiber deep network deployments, expansion within the hyperscale data centers and our compelling quick turn capabilities. We have developed a platform of world-class differentiated solutions and services and are well positioned for value creation in 2018 and beyond.”

Fourth Quarter 2017 Overview

Fourth quarter 2017 sales decreased 5 percent year over year with growth in the Europe, Middle East and Africa (EMEA) and Central America and Latin America (CALA) regions more than offset by declines in other regions, most notably in the U.S. Foreign exchange rate changes positively impacted revenue by about 1.5 percent year over year.

GAAP operating income in the fourth quarter of 2017 declined 23 percent year over year to $92 million. Non-GAAP adjusted operating income, which excludes amortization of purchased intangibles, integration and transaction costs, restructuring costs and other special items, declined 21 percent year over year to $199 million. The decreases in operating income and non-GAAP adjusted operating income were primarily driven by lower sales volumes and the impact from higher commodity prices, partially offset by the benefit of cost reduction initiatives and lower incentive compensation expense.

Fourth Quarter 2017 Segment Overview

Fourth quarter Connectivity Solutions segment sales increased 2 percent year over year to $694 million with growth in international markets more than offsetting a modest decline domestically. Foreign exchange rate changes positively impacted revenue by about 1 percent from the year-ago period.

Connectivity Solutions GAAP operating income increased 11 percent year over year to $48 million, while non-GAAP adjusted operating income decreased 10 percent year over year to $125 million. GAAP operating income improved year over year due to lower integration and transaction costs in 2017 and an impairment charge recorded in 2016. The decrease in non-GAAP adjusted operating income was primarily driven by higher commodity prices, partially offset by the benefit of cost reduction initiatives.

Fourth quarter Mobility Solutions segment sales declined 14 percent year over year to $427 million. Year-over-year growth in the EMEA region was more than offset by declines in all other major geographic regions, most notably North America. Foreign exchange rate changes had a positive impact of about 2 percent on sales compared to the year-ago period.

Mobility Solutions GAAP operating income declined 43 percent year over year to $43 million, and non-GAAP adjusted operating income decreased 35 percent year over year to $74 million. Both GAAP and non-GAAP adjusted operating income were impacted by lower sales volumes, partially offset by lower incentive compensation expense.

Full Year 2017 Overview

For 2017, sales declined 7 percent to $4.56 billion driven by overall softness in the market that was exacerbated by M&A-related pauses in customer spending. Foreign exchange rate changes had a negligible impact to sales in 2017 compared to the prior year.

GAAP operating income decreased 17 percent to $478 million and non-GAAP adjusted operating income declined 16 percent to $882 million versus prior year results, primarily due to lower sales volumes, unfavorable geographic and product mix and the negative impact from higher commodity prices. These declines were partially offset by cost reduction initiatives and lower incentive compensation expense. CommScope realized over $170 million in BNS cost synergies during the two years ended December 31, 2017. It plans to realize at least an additional $30 million by the end of 2018.

Full Year 2017 Segment Overview

Connectivity Solutions segment sales declined 5 percent to $2.81 billion, primarily due to declines in all major geographic regions except the EMEA region. Foreign exchange rate changes had a negligible impact to sales in 2017 compared to the prior year.

Connectivity Solutions GAAP operating income declined 17 percent to $242 million. Non-GAAP adjusted operating income for the segment decreased 17 percent to $526 million, or 19 percent of sales. The decreases in GAAP and non-GAAP adjusted operating income were driven by lower sales volumes, price reductions, unfavorable geographic and product mix and higher commodity costs. The decreases were partly offset by cost reduction initiatives and lower incentive compensation expense.

Mobility Solutions segment sales declined 11 percent to $1.75 billion with declines in all major geographic regions. Foreign exchange rate changes had a negligible impact on sales in 2017 compared to the prior year.

Mobility Solutions GAAP operating income declined 17 percent to $236 million. Non-GAAP adjusted operating income for the segment decreased by 15 percent to $356 million, or 20 percent of sales. The decline was largely due to lower sales volumes, price reductions and unfavorable geographic mix, partly offset by lower incentive compensation expense.

Stock Repurchase Program

In 2017, the Board of Directors authorized two separate $100 million stock repurchases of CommScope’s outstanding common stock. Since the initial authorization, the company repurchased $175 million of its common stock, or 4.8 million shares, at an average cost of $36.50 per share. There is $25 million remaining authorized under the stock repurchase program that expires on July 31, 2018.

Debt Repayment

The company voluntarily repaid a net $210 million in debt during 2017 and delivered on its target to repay more than $1 billion of its debt since the BNS acquisition in August 2015. The next debt maturity is not until 2021.

Outlook

CommScope management provided the following first quarter and full year 2018 guidance.

First Quarter 2018 Guidance:

•	Revenue of $1.085 billion – $1.135 billion

•	Operating income of $93 million – $108 million

•	Non-GAAP adjusted operating income of $175 million – $195 million

•	Non-GAAP adjusted effective tax rate of approximately 29 percent – 30 percent

•	Earnings per diluted share of $0.13 – $0.16, based on 196 million weighted average diluted shares

•	Non-GAAP adjusted earnings per diluted share of $0.44 – $0.49

Full Year 2018 Guidance:

•	Revenue of $4.675 billion – $4.825 billion

•	Operating income of $615 million – $660 million

•	Non-GAAP adjusted operating income of $935 million – $985 million

•	Non-GAAP adjusted effective tax rate of approximately 29 percent – 30 percent

•	Earnings per diluted share of $1.46 – $1.58, based on 196 million weighted average diluted shares

•	Non-GAAP adjusted earnings per diluted share of $2.56 – $2.71

•	Cash flow from operations > $600 million

A reconciliation of GAAP to non-GAAP outlook is attached.

Management currently expects a non-GAAP adjusted effective tax rate for 2018 to be in the range of 29 percent to 30 percent. This non-GAAP adjusted effective tax rate does not reflect any potential impact from finalizing the estimated one-time benefits realized in the fourth quarter of 2017 resulting from the U.S. Tax Cuts and Jobs Act.

Conference Call, Webcast and Investor Presentation

As previously announced, CommScope will host a conference call today at 8:30 a.m. ET in which management will discuss fourth quarter and full year 2017 results and 2018 guidance. The conference call will also be webcast.

To participate in the conference call, dial 844-397-6169 (US and Canada only) or +1 478-219-0508. The conference identification number is 9657389. Please plan to dial in 15 minutes before the start of the call to facilitate a timely connection. The live, listen-only audio of the call and corresponding presentation will be available through a link on CommScope’s Investor Relations page.

A webcast replay will be archived on CommScope’s website for a limited period of time following the conference call.

END

About CommScope

CommScope (NASDAQ: COMM) helps design, build and manage wired and wireless networks around the world. As a communications infrastructure leader, we shape the always-on networks of tomorrow. For more than 40 years, our global team of more than 20,000 employees, innovators and technologists have empowered customers in all regions of the world to anticipate what’s next and push the boundaries of what’s possible. Discover more at http://www.commscope.com/

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Investor Contact:

Jennifer Crawford, CommScope

+1 828-323-4970

jennifer.crawford@commscope.com

News Media Contact:

Rick Aspan, CommScope

+1 708-236-6568

publicrelations@commscope.com

Non-GAAP Financial Measures

CommScope management believes that presenting certain non-GAAP financial measures enhances an investor’s understanding of our financial performance. CommScope management further believes that these financial measures are useful in assessing CommScope’s operating performance from period to period by excluding certain items that we believe are not representative of our core business.

CommScope management also uses certain of these financial measures for business planning purposes and in measuring CommScope’s performance relative to that of its competitors. CommScope management believes these financial measures are commonly used by investors to evaluate CommScope’s performance and that of its competitors. However, CommScope’s use of the terms non-GAAP adjusted operating income, non-GAAP adjusted EBITDA, non-GAAP adjusted net income and non-GAAP adjusted earnings per share may vary from that of others in its industry. These financial measures should not be considered as alternatives to operating income (loss), net income (loss) or any other performance measures derived in accordance with U.S. GAAP as measures of operating performance, operating cash flows or liquidity.

Forward Looking Statements

This press release or any other oral or written statements made by us or on our behalf may include forward-looking statements that reflect our current views with respect to future events and financial performance. These forward-looking statements are generally identified by their use of such terms and phrases as “intend,” “goal,” “estimate,” “expect,” “project,” “projections,” “plans,” “anticipate,” “should,” “could,” “designed to,” “foreseeable future,” “believe,” “think,” “scheduled,” “outlook,” “target,” “guidance” and similar expressions, although not all forward-looking statements contain such terms. This list of indicative terms and phrases is not intended to be all-inclusive.

These statements are subject to various risks and uncertainties, many of which are outside our control, including, without limitation, our dependence on customers’ capital spending on data and communication systems; concentration of sales among a limited number of customers and channel partners; changes in technology; industry competition and the ability to retain customers through product innovation, and marketing; risks associated with our sales through channel partners; changes to the regulatory environment in which our customers operate; product quality or performance issues and associated warranty claims; our ability to maintain effective management information systems and to successfully implement major systems initiatives; cyber-security incidents, including data security breaches, ransomware or computer viruses; the risk our global manufacturing operations suffer production or shipping delays, causing difficulty in meeting customer demands; the risk that internal production capacity or that of contract manufacturers may be insufficient to meet customer demand or quality standards; changes in cost and availability of key raw materials, components and commodities and the potential effect on customer pricing; risks associated with our dependence on a limited number of key suppliers for certain raw material and components; the risk that our contract manufacturers encounter production, quality, financial or other difficulties; our ability to fully realize anticipated benefits from prior or future acquisitions or equity investments; potential difficulties in realigning global manufacturing capacity and capabilities among our global manufacturing facilities that may affect our ability to meet customer demands for products; possible future restructuring actions; substantial indebtedness and maintaining compliance with debt covenants; our ability to incur additional indebtedness; our ability to generate cash to service our indebtedness; possible future impairment charges for fixed or intangible assets, including goodwill; income tax rate variability and ability to recover amounts recorded as deferred tax assets; our ability to attract and retain qualified key employees; labor unrest; obligations under our defined benefit employee benefit plans may require plan contributions in excess of current estimates; significant international operations exposing us to economic, political and other risks, including the impact of variability in foreign exchange rates; our ability to comply with governmental anti-corruption laws and regulations and export and import controls worldwide; our ability to compete in international markets due to export and import controls to which we may be subject; changes in the laws and policies in the United States affecting trade; cost of protecting or defending intellectual property; costs and challenges of compliance with domestic and foreign environmental laws; risks associated with stockholder activism, which could cause us to incur significant expense, hinder execution of our business strategy and impact the trading value of our securities; and other factors beyond our control. These and other factors are discussed in greater detail in our 2017 Annual Report on Form 10-K. Although the information contained in this press release represents our best judgment as of the date of this report based on information currently available and reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviation will not be material. Given these uncertainties, we caution you not to place undue reliance on these forward-looking statements, which speak only as of the date made. We are not undertaking any duty or obligation to update this information to reflect developments or information obtained after the date of this report, except as otherwise may be required by law.

CommScope Holding Company, Inc.

Condensed Consolidated Statements of Operations

(Unaudited — In thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Net sales	$1,120,432	$1,178,906	$4,560,582	$4,923,621

Operating costs and expenses:
Cost of sales	705,778	689,018	2,788,688	2,890,032
Selling, general and administrative	190,697	215,130	794,291	879,495
Research and development	44,942	48,161	185,222	200,715
Amortization of purchased intangible assets	68,099	72,932	270,989	297,202
Restructuring costs, net	19,261	18,372	43,782	42,875
Asset impairments	—	15,884	—	38,552

Total operating costs and expenses	1,028,777	1,059,497	4,082,972	4,348,871

Operating income	91,655	119,409	477,610	574,750
Other expense, net	(1,626)	(8,273)	(15,040)	(30,171)
Interest expense	(64,290)	(62,510)	(257,059)	(277,534)
Interest income	437	774	4,221	5,524

Income before income taxes	26,176	49,400	209,732	272,569
Income tax (expense) benefit	27,405	5,066	(15,968)	(49,731)

Net income	$53,581	$54,466	$193,764	$222,838

Earnings per share:
Basic	$0.28	$0.28	$1.01	$1.16
Diluted (a)	$0.27	$0.28	$0.98	$1.13

Weighted average shares outstanding:
Basic	190,826	193,305	192,430	192,470
Diluted (a)	195,074	197,401	196,811	196,459

(a) Calculation of diluted earnings per share:
Net income (basic and diluted)	$53,581	$54,466	$193,764	$222,838

Weighted average shares (basic)	190,826	193,305	192,430	192,470
Dilutive effect of stock awards	4,248	4,096	4,381	3,989

Denominator (diluted)	195,074	197,401	196,811	196,459

See notes to consolidated financial statements included in our Form 10-K.

CommScope Holding Company, Inc.

Consolidated Balance Sheets

(In thousands, except share amounts)

	December 31,
	2017	2016
Assets
Cash and cash equivalents	$453,977	$428,228
Accounts receivable, less allowance for doubtful accounts of $13,976 and $17,211, respectively	898,829	952,367
Inventories, net	444,941	473,267
Prepaid expenses and other current assets	146,112	139,902

Total current assets	1,943,859	1,993,764
Property, plant and equipment, net of accumulated depreciation of $390,389 and $303,734, respectively	467,289	474,990
Goodwill	2,886,630	2,768,304
Other intangible assets, net	1,636,084	1,799,065
Other noncurrent assets	107,804	105,863

Total assets	$7,041,666	$7,141,986

Liabilities and Stockholders’ Equity
Accounts payable	$436,737	$415,921
Other accrued liabilities	286,980	429,397
Current portion of long-term debt	—	12,500

Total current liabilities	723,717	857,818
Long-term debt	4,369,401	4,549,510
Deferred income taxes	134,241	199,121
Pension and other postretirement benefit liabilities	25,140	31,671
Other noncurrent liabilities	141,341	109,782

Total liabilities	5,393,840	5,747,902
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 par value: Authorized shares: 200,000,000; Issued and outstanding shares: None	—	—
Common stock, $0.01 par value: Authorized shares: 1,300,000,000; Issued and outstanding shares: 190,906,110 and 193,837,437, respectively	1,972	1,950
Additional paid-in capital	2,334,071	2,282,014
Retained earnings (accumulated deficit)	(395,998)	(589,556)
Accumulated other comprehensive loss	(86,603)	(285,113)
Treasury stock, at cost: 6,336,144 shares and 1,129,222 shares, respectively	(205,616)	(15,211)

Total stockholders’ equity	1,647,826	1,394,084

Total liabilities and stockholders’ equity	$7,041,666	$7,141,986

See notes to consolidated financial statements included in our Form 10-K.

CommScope Holding Company, Inc.

Consolidated Statements of Cash Flows

(Unaudited — In thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Operating Activities:
Net income	$53,581	$54,466	$193,764	$222,838
Adjustments to reconcile net income to net cash generated by operating activities:
Depreciation and amortization	95,469	97,603	378,012	399,053
Equity-based compensation	10,278	8,385	41,850	35,006
Deferred income taxes	(51,499)	(6,639)	(71,475)	(100,878)
Asset impairments	—	15,884	—	38,552
Changes in assets and liabilities:
Accounts receivable	37,691	(4,530)	96,745	(100,867)
Inventories	41,868	(8,516)	53,658	(31,996)
Prepaid expenses and other current assets	21,188	(12,332)	(1,273)	14,273
Accounts payable and other accrued liabilities	9,785	(46,263)	(154,691)	191,405
Other noncurrent liabilities	28,673	(16,872)	14,644	(35,950)
Other noncurrent assets	(8,197)	12,231	(8,418)	(1,834)
Other	12,044	(4,310)	43,470	10,619

Net cash generated by operating activities	250,881	89,107	586,286	640,221
Investing Activities:
Additions to property, plant and equipment	(17,569)	(18,654)	(68,721)	(68,314)
Proceeds from sale of property, plant and equipment	408	149	5,424	4,084
Cash paid for acquisitions, including purchase price adjustments, net of cash acquired	—	3,384	(105,249)	6,098
Proceeds from sale of businesses and long-term investments	—	1	9,898	1,292
Payments upon settlement of net investment hedge	(7,558)	—	(7,558)	—
Other	—	57	—	2,253

Net cash used in investing activities	(24,719)	(15,063)	(166,206)	(54,587)
Financing Activities:
Long-term debt repaid	(185,000)	(172,889)	(990,379)	(718,914)
Long-term debt proceeds	—	19,764	780,379	19,764
Debt issuance and modification costs	—	(4,318)	(8,363)	(4,318)
Debt extinguishment costs	—	—	(14,800)	(17,779)
Cash paid for repurchase of common stock	—	—	(175,000)	—
Proceeds from the issuance of common shares under equity-based compensation plans	1,146	8,119	9,949	16,756
Tax withholding payments for vested equity-based compensation awards	(449)	(932)	(15,405)	(3,878)

Net cash used in financing activities	(184,303)	(150,256)	(413,619)	(708,369)
Effect of exchange rate changes on cash and cash equivalents	876	(12,835)	19,288	(11,921)

Change in cash and cash equivalents	42,735	(89,047)	25,749	(134,656)
Cash and cash equivalents at beginning of period	411,242	517,275	428,228	562,884

Cash and cash equivalents at end of period	$453,977	$428,228	$453,977	$428,228

See notes to consolidated financial statements included in our Form 10-K.

CommScope Holding Company, Inc.

Reconciliation of GAAP Measures to Non-GAAP Adjusted Measures

(Unaudited — In millions, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Operating income, as reported	$91.7	$119.4	$477.6	$574.8

Adjustments:
Amortization of purchased intangible assets	68.1	72.9	271.0	297.2
Restructuring costs, net	19.3	18.4	43.8	42.9
Equity-based compensation	10.3	8.4	41.9	35.0
Asset impairments	—	15.9	—	38.6
Integration and transaction costs	9.8	17.2	48.0	62.3
Purchase accounting adjustments	—	—	—	0.6

Total adjustments to operating income	107.5	132.8	404.7	476.6

Non-GAAP adjusted operating income	$199.1	$252.2	$882.3	$1,051.4

Income before income taxes, as reported	$26.2	$49.4	$209.7	$272.6
Income tax (expense) benefit, as reported	27.4	5.1	(16.0)	(49.7)

Net income, as reported	$53.6	$54.5	$193.8	$222.8
Adjustments:
Total pretax adjustments to operating income	107.5	132.8	404.7	476.6
Pretax amortization of deferred financing costs & OID (1)	6.6	4.4	25.4	21.4
Pretax loss on debt transactions (2)	—	—	16.0	17.8
Pretax net investment gains (2)	—	—	(9.0)	(0.5)
Tax effects of adjustments and other tax items (3)	(76.6)	(71.1)	(210.5)	(218.9)

Non-GAAP adjusted net income	$91.1	$120.6	$420.4	$519.2

Diluted EPS, as reported	$0.27	$0.28	$0.98	$1.13
Non-GAAP adjusted diluted EPS	$0.47	$0.61	$2.14	$2.64

(1)	Included in interest expense.
(2)	Included in other expense, net.
(3)	The tax rates applied to adjustments reflect the tax expense or benefit based on the tax jurisdiction of the entity generating the adjustment. There are certain items for which we expect little or no tax effect. Given the complexities of the U.S. tax legislation enacted in late 2017, we applied a non-GAAP effective tax rate of 35% for the fourth quarter, consistent with the adjusted rate in prior quarters in 2017.

Note: Components may not sum to total due to rounding

See Description of Non-GAAP Financial Measures

CommScope Holding Company, Inc.

Sales by Region

(Unaudited — In millions)

Sales by Region

			% Change
	Q4 2017	Q4 2016	YOY
United States	$561.9	$623.7	(9.9)%
Europe, Middle East and Africa	243.9	240.1	1.6
Asia Pacific	224.0	224.8	(0.4)
Central and Latin America	68.5	67.9	0.9
Canada	22.1	22.4	(1.3)

Total Net Sales	$1,120.4	$1,178.9	(5.0)%

Sales by Region

			% Change
	Full Year 2017	Full Year 2016	YOY
United States	$2,449.4	$2,634.9	(7.0)%
Europe, Middle East and Africa	942.5	933.5	1.0
Asia Pacific	828.3	961.0	(13.8)
Central and Latin America	245.6	280.3	(12.4)
Canada	94.8	113.9	(16.8)

Total Net Sales	$4,560.6	$4,923.6	(7.4)%

CommScope Holding Company, Inc.

Segment Information

(Unaudited — In millions)

Sales by Segment

				% Change
	Q4 2017	Q3 2017	Q4 2016	Sequential	YOY
Connectivity Solutions	$693.8	$708.7	$681.3	(2.1)%	1.8%
Mobility Solutions	426.6	420.1	497.6	1.5%	(14.3)%

Total Net Sales	$1,120.4	$1,128.8	$1,178.9	(0.7)%	(5.0)%

Non-GAAP Adjusted Operating Income by Segment
				% Change
	Q4 2017	Q3 2017	Q4 2016	Sequential	YOY
Connectivity Solutions	$125.4	$139.3	$139.5	(10.0)%	(10.1)%
Mobility Solutions	73.6	84.2	112.7	(12.6)%	(34.7)%

Total Non-GAAP Adjusted Operating Income	$199.1	$223.5	$252.2	(10.9)%	(21.1)%

Sales by Segment

			% Change
	2017	2016	YOY
Connectivity Solutions	$2,809.8	$2,965.5	(5.3)%
Mobility Solutions	1,750.8	1,958.1	(10.6)%

Total Net Sales	$4,560.6	$4,923.6	(7.4)%

Non-GAAP Adjusted Operating Income by Segment
			% Change
	2017	2016	YOY
Connectivity Solutions	$526.3	$632.3	(16.8)%
Mobility Solutions	356.0	419.1	(15.1)%

Total Non-GAAP Adjusted Operating Income	$882.3	$1,051.4	(16.1)%

Components may not sum to total due to rounding

See Description of Non-GAAP Financial Measures

CommScope Holding Company, Inc.

Reconciliation of GAAP to Non-GAAP Adjusted Operating Income by Segment

(Unaudited — In millions)

Year Ended December 31, 2017 Non-GAAP Adjusted Operating Income Reconciliation by Segment

	Connectivity Solutions	Mobility Solutions	Total
Operating income, as reported	$242.0	$235.6	$477.6
Amortization of purchased intangible assets	175.5	95.5	271.0
Restructuring costs, net	36.6	7.2	43.8
Equity-based compensation	24.4	17.5	41.9
Integration and transaction costs	47.9	0.2	48.0

Non-GAAP adjusted operating income	$526.3	$356.0	$882.3
Non-GAAP adjusted operating margin %	18.7%	20.3%	19.3%

Year Ended December 31, 2016 Non-GAAP Adjusted Operating Income Reconciliation by Segment

	Connectivity Solutions	Mobility Solutions	Total
Operating income, as reported	$291.2	$283.6	$574.8
Amortization of purchased intangible assets	195.9	101.3	297.2
Restructuring costs, net	27.1	15.8	42.9
Equity-based compensation	19.8	15.2	35.0
Asset impairments	38.6	—	38.6
Integration and transaction costs	59.1	3.3	62.3
Purchase accounting adjustments	0.6	—	0.6

Non-GAAP adjusted operating income	$632.3	$419.1	$1,051.4
Non-GAAP adjusted operating margin %	21.3%	21.4%	21.4%

Components may not sum to total due to rounding
See Description of Non-GAAP Financial Measures

CommScope Holding Company, Inc.

Reconciliation of GAAP to Non-GAAP Adjusted Operating Income by Segment

(Unaudited — In millions)

Fourth Quarter 2017 Non-GAAP Adjusted Operating Income Reconciliation by Segment
	Connectivity Solutions	Mobility Solutions	Total
Operating income, as reported	$48.2	$43.4	$91.7
Amortization of purchased intangible assets	44.8	23.3	68.1
Restructuring costs, net	16.6	2.6	19.3
Equity-based compensation	6.0	4.3	10.3
Integration and transaction costs	9.8	—	9.8

Non-GAAP adjusted operating income	$125.4	$73.6	$199.1
Non-GAAP adjusted operating margin %	18.1%	17.3%	17.8%

Third Quarter 2017 Non-GAAP Adjusted Operating Income Reconciliation by Segment

	Connectivity Solutions	Mobility Solutions	Total
Operating income, as reported	$71.2	$55.6	$126.8
Amortization of purchased intangible assets	44.2	24.1	68.3
Restructuring costs, net	5.6	(0.2)	5.4
Equity-based compensation	6.4	4.6	11.0
Integration and transaction costs	11.9	0.2	12.0

Non-GAAP adjusted operating income	$139.3	$84.2	$223.5
Non-GAAP adjusted operating margin %	19.7%	20.0%	19.8%

Fourth Quarter 2016 Non-GAAP Adjusted Operating Income Reconciliation by Segment

	Connectivity Solutions	Mobility Solutions	Total
Operating income, as reported	$43.3	$76.1	$119.4
Amortization of purchased intangible assets	47.7	25.3	72.9
Restructuring costs, net	11.0	7.3	18.4
Equity-based compensation	4.7	3.7	8.4
Asset impairments	15.9	—	15.9
Integration and transaction costs	16.9	0.3	17.2

Non-GAAP adjusted operating income	$139.5	$112.7	$252.2
Non-GAAP adjusted operating margin %	20.5%	22.7%	21.4%

Components may not sum to total due to rounding
See Description of Non-GAAP Financial Measures

CommScope Holding Company, Inc.

Adjusted Free Cash Flow

(Unaudited — In millions)

Adjusted Free Cash Flow
	Q4 2017	Q4 2016	Full Year 2017	Full Year 2016
Cash flow from operations	$250.9	$89.1	$586.3	$640.2
Integration and transaction costs	8.4	17.0	50.6	64.8
Capital expenditures	(17.6)	(18.7)	(68.7)	(68.3)
Capex related to BNS integration	—	1.2	—	6.1

Adjusted Free Cash Flow	$241.7	$88.6	$568.2	$642.8

See Description of Non-GAAP Financial Measures

CommScope Holding Company, Inc.

Quarterly Adjusted Operating Income and Adjusted EBITDA

(Unaudited — In millions)

GAAP to Non-GAAP Adjusted Operating Income and Adjusted EBITDA Reconciliation

	Q4 2017	Q3 2017	Q2 2017	Q1 2017	Q4 2016
Operating income, as reported	$91.7	$126.8	$137.8	$121.4	$119.4
Amortization of purchased intangible assets	68.1	68.3	67.0	67.6	72.9
Restructuring costs, net	19.3	5.4	13.8	5.4	18.4
Equity-based compensation	10.3	11.0	11.2	9.4	8.4
Asset impairments	—	—	—	—	15.9
Integration and transaction costs	9.8	12.0	12.6	13.5	17.2

Non-GAAP adjusted operating income	$199.1	$223.5	$242.4	$217.3	$252.2

Non-GAAP adjusted operating margin %	17.8%	19.8%	20.6%	19.1%	21.4%
Depreciation	20.8	20.6	20.2	20.0	20.2

Non-GAAP adjusted EBITDA	$219.9	$244.1	$262.6	$237.3	$272.5

Components may not sum to total due to rounding
See Description of Non-GAAP Financial Measures

CommScope Holding Company, Inc.

Reconciliation of GAAP Measures to Non-GAAP Adjusted Measures

(Unaudited — In millions, except per share amounts)

Outlook
Three Months Ended
	March 31, 2018	Full Year 2018
Operating income	$93 - $108	$615 - $660

Adjustments:
Amortization of purchased intangible assets	$70	$265
Equity-based compensation	$12	$55
Restructuring costs, integration costs and other (1)	$0 - $5	$0 - $5

Total adjustments to operating income	$82 - $87	$320 - $325

Non-GAAP adjusted operating income	$175 - $195	$935 - $985

Diluted earnings per share	$0.13 - $0.16	$1.46 - $1.58

Adjustments (2):
Total adjustments to operating income	$0.30 - $0.32	$1.20 - $1.25
Debt-related costs and other special items (3)	$0.01	$(0.10) - $(0.12)

Non-GAAP adjusted diluted earnings per share	$0.44 - $0.49	$2.56 - $2.71

(1)	Reflects projections for restructuring costs, integration costs and other special items. Actual adjustments may vary from projections.
(2)	The tax rates applied to projected adjustments reflect the tax expense or benefit based on the expected tax jurisdiction of the entity generating the projected adjustments. There are certain items for which we expect little or no tax effect.
(3)	Reflects projections for amortization of debt issuance costs, loss on debt extinguishment, gains on defined benefit plan terminations and tax items. Actual adjustments may vary from projections.

Our actual results may be impacted by additional events for which information is not currently available, such as additional restructuring activities, asset impairments, debt extinguishments, additional transaction and integration costs, foreign exchange rate fluctuations and other gains or losses related to events that are not currently known or measurable.

See Caution Regarding Forward-Looking Statements and Description of Non-GAAP Financial Measures.